Exhibit 2.3

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment to Stock Purchase Agreement (this "Amendment") is made and entered into this 31st day of July, 2006, by and among BMS Holdings, Inc., a Delaware corporation ("Holdings"), BMS Intermediate, Inc., a Delaware corporation ("Intermediate"), Bankruptcy Management Solutions, Inc., a Delaware corporation ("BMS"), Bankruptcy Management Solutions, LLC, a Delaware limited liability company ("Seller Representative") and the stockholders of BMS identified on the signature pages hereto as Participating Sellers (each, a "Participating Seller" and collectively, the "Participating Sellers").

         WHEREAS, Holdings, BMS, Seller Representative, the Participating Sellers and the other stockholders and the warrant holder of BMS entered into that certain Stock Purchase Agreement, dated as of May 23, 2006 (the "Agreement"), pursuant to the terms of which the Stockholders agreed to sell and Holdings agreed to buy all of the outstanding capital stock of BMS (capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement);

         WHEREAS, Section 7.07 of the Agreement permits the amendment of the Agreement and the assignment of the Agreement by Holdings to effect a contribution of Shares by certain Stockholders to Holdings prior to or at the Closing in a tax-efficient manner;

         WHEREAS, Holdings desires to assign all of its rights, interests and obligations under the Agreement to Intermediate, and Intermediate is a wholly-owned subsidiary of Holdings;

         WHEREAS, in lieu of a portion of the cash payment payable to each Participating Seller under Section 2.03(b) of the Agreement, each Participating Seller desires to contribute to Holdings certain of such Participating Seller's shares of Class B Common Stock, par value $0.01 per share, of BMS immediately prior to the Closing in exchange for shares of Class A Common Stock, par value $0.01 per share, of Holdings, in each case as provided in that certain Stockholders Agreement, dated as of the date hereof, by and among Holdings and the stockholders of Holdings parties thereto; and

         WHEREAS, the parties desire to amend the Agreement to reflect the contribution of Shares by the Participating Sellers to Holdings and the resulting reduction in the cash payable to the Participating Sellers at the Closing.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              A G R E E M E N T S:
                              - - - - - - - - - -

1. All terms which are defined in the Agreement shall have the same meanings when used herein, unless specifically provided herein to the contrary.

2. Holdings and Intermediate hereby represent that Intermediate is a wholly-owned subsidiary of Holdings. Pursuant to Section 7.07 of the Agreement, Holdings hereby assigns all of its rights, interests and obligations hereunder and under the Agreement to Intermediate;

         provided, however, that the foregoing assignment shall not in any way relieve Holdings of any its obligations hereunder and under the Agreement.

3. Section 1.01 of the Agreement is hereby amended by inserting the following definitions in the appropriate place therein:

                  "Aggregate Rollover Amount" means the sum of the Rollover Amounts of each of the Participating Sellers as set forth on Schedule IV attached hereto.

                  "Holdings" means BMS Holdings, Inc., a Delaware corporation and parent of Buyer.

                  "Rollover Amount" for any Participating Seller, shall be the dollar amount set forth opposite such Participating Seller's name on
         Schedule IV attached hereto.

4. The parties hereto acknowledge and agree that (i) "Participating Sellers," as such term is used herein and in the Agreement, shall mean those Stockholders listed on Schedule IV attached hereto and (ii) "Buyer," as such term is used herein and in the Agreement, shall hereafter mean Intermediate.

5. Section 2.03(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall pay to Sellers, in consideration for the Shares and the cancellation of any outstanding Warrants, the aggregate purchase price equal to (i) $384,500,000 (Three Hundred and Eighty Four Million and Five Hundred Thousand) (the "Base Purchase Price"), subject to the adjustments set forth herein, less (ii) the Aggregate Rollover Amount. Adjustments to the consideration paid to Sellers hereunder shall be estimated prior to the Closing pursuant to
         Section 2.04 and adjusted after the Closing pursuant to Section 2.05.

6. Section 2.03(b) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (b) At the Closing, each Seller holding any Shares shall receive payment by Buyer in cash equal to such Seller's Pro Rata Portion of the Estimated Adjusted Purchase Price (less (i) any amounts reduced pursuant to any agreement among the Sellers and (ii) if such Seller is a Participating Seller, the Rollover Amount for such Seller). Payment for such Seller's Shares shall be made by wire transfer of immediately available funds to an account or accounts specified by Seller Representative in writing at least two (2) Business Days prior to the Closing.

7. Section 2.03(d) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (d) For the avoidance of doubt, the aggregate amount of cash payments to be made by Buyer pursuant to Sections 2.03(b) and 2.03(c) shall equal (i) the Estimated Adjusted Purchase Price minus

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

         (ii) the Aggregate Rollover Amount. Each Seller hereby authorizes Buyer to pay the aggregate Estimated Adjusted Purchase Price (less the Aggregate Rollover Amount) to Sellers in accordance with Sections 2.03(b) and 2.03(c) and agrees that, following such payment in full, Buyer shall have no liability to any Seller in respect of the allocation of the Estimated Adjusted Purchase Price (less the Aggregate Rollover Amount) among Sellers made by Seller Representative pursuant to Sections 2.03(b) and 2.03(c).

8. Section 3.02(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (a) Receipt by the Sellers of the Estimated Adjusted Purchase Price (less the Aggregate Rollover Amount) pursuant to Section 2.03;

9. Section 7.07 of the Agreement is hereby amended by deleting any references to "Buyer" in such Section 7.07 and replacing such references with "Holdings".

10. Section 9.04 of the Agreement is hereby amended by deleting the introductory language thereto in its entirety and replacing it with the following:

                  Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Sellers, LEF II or Buyer under
         Section 9.02 or Section 9.03, as applicable, shall be subject to the following limitations:

11. The Agreement is hereby amended by adding Schedule IV attached hereto. Subject to the last sentence of this Section 11, the Participating Sellers acknowledge and agree that the Rollover Amounts of the Participating Sellers in Schedule IV are strictly confidential and, as such, Schedule IV will be held on their behalf by Holdings, Intermediate and the Seller Representative. Each of the Participating Sellers will receive a copy of Schedule IV including only his or her Rollover Amount and shall acknowledge in writing thereon that the Rollover Amount for such Participating Seller on Schedule IV is true and correct. The Seller Representative agrees to not disclose any Participating Seller's Rollover Amount to any other Participating Seller without the prior written consent of Holdings; provided, that, the Seller Representative shall (i) not have any liability for any non-intentional breach of this Section 11 and (ii) be permitted to disclose any Participating Seller's Rollover Amount and Schedule IV in connection with enforcement of its rights under this Amendment and the Agreement, to its accountants and counsel and to any investor or potential investor in any fund sponsored by any Affiliate of the Seller Representative.

12. Exhibit E to the Agreement is hereby amended by adding the attached Form Trustee Agreement at the end of such Exhibit E.

13. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument. Further, this Amendment may be executed by the parties hereto by facsimile signature, such that execution of this Amendment by facsimile signature shall be deemed

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

         effective for all purposes as though this Amendment was executed as a "blue ink" original.

14. All matters relating to the interpretation, construction, validity and enforcement of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

15. Except as amended hereby, the Agreement shall be and remain in full force and effect and is hereby ratified and confirmed by the parties hereto. To the extent any of the terms and provisions of the Agreement are inconsistent with the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

16. Neither this Amendment nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                            [SIGNATURE PAGE FOLLOWS]
                            ------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                              HOLDINGS:

                                              BMS HOLDINGS, INC.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------


                                              INTERMEDIATE:

                                              BMS INTERMEDIATE, INC.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------


             Signature Page to Amendment to Stock Purchase Agreement

                                          BMS:

                                          BANKRUPTCY MANAGEMENT SOLUTIONS, INC.


                                          By:
                                              ------------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                 ---------------------------


                                          SELLER REPRESENTATIVE

                                          BANKRUPTCY MANAGEMENT SOLUTIONS, LLC


                                          By:
                                              ------------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                 ---------------------------


             Signature Page to Amendment to Stock Purchase Agreement

                                          PARTICIPATING SELLERS:




                                          ----------------------------------
                                          Michael Gutman



                                          ----------------------------------
                                          David Watkins



                                          ----------------------------------
                                          Jozsef Jasz



                                          ----------------------------------
                                          Jill Bauer



                                          ----------------------------------
                                          Paul Moore



                                          ----------------------------------
                                          Tim Swiontek



                                          ----------------------------------
                                          Jack Royal-Gordon



                                          ----------------------------------
                                          Stephanie Angelos



                                          ----------------------------------
                                          Timothy Crouch


             Signature Page to Amendment to Stock Purchase Agreement

                                          ----------------------------------
                                          Morgan Wisbey



                                          ----------------------------------
                                          Christine Gunarich


             Signature Page to Amendment to Stock Purchase Agreement

                                   SCHEDULE IV
                              PARTICIPATING SELLERS

     [Schedule Omitted pursuant to Item 6.01 of Regulation S-K. The company agrees to furnish supplementally a copy of any omitted schedule to the
                            Commission upon request.